EXHIBIT 99.1

PROPRIETARY TECHNOLOGY LICENSED EXCLUSIVELY TO PERFORMANCE SPORTS GROUP
SHOWN TO BE EFFECTIVE IN REDUCING INDICATORS OF SPORTS RELATED BRAIN INJURY
 Device Developed by Q30 Innovations Reduced Brain Injury Biomarkers in Two Separate Peer-Reviewed
Studies; Performance Sports Group Also Announces Anticipated Product Launch Timing

EXETER, NH – June 15, 2016 – Performance Sports Group Ltd. (NYSE: PSG) (TSX: PSG) (“Performance Sports Group” or the “Company”), a leading developer and manufacturer of high performance sports equipment and apparel, announced today that proprietary technology licensed exclusively to the Company for use in sports and athletic activities has been shown to reduce brain injury biomarkers in two peer-reviewed studies published separately in the British Journal of Sports Medicine and Frontiers in Neurology.  The studies, conducted by Cincinnati Children’s Hospital, utilized high school hockey and football players and represent the first detailed research regarding the effectiveness of the device worn by athletes.
The C-shaped neck collar, developed by Q30 Innovations, is based on biologically-inspired discovery and backed by leading medical experts. It is the first technology that attempts to reduce mild traumatic brain injury by using the body’s own internal physiology rather than through the use of external protections, such as helmets. Worn comfortably around the neck, the device mildly increases blood volume in the cranium, thereby aiming to reduce the ‘slosh effect,’ which leading medical experts have identified as a key cause of mild traumatic brain injury. The brain floats in cerebrospinal fluid inside the skull and “slosh” is the movement of the brain in this fluid. When the head experiences an impact or a sudden, extreme movement, the brain sloshes inside the skull and can rotate or strike the inside walls of the cranium, resulting in torn brain fibers, which leading medical experts believe can result in mild traumatic brain injury or concussion.
“The results of the studies are compelling and we are very encouraged about the continued effectiveness of the device in testing, first shown in multiple animal studies and now in multiple athlete studies,” said Amir Rosenthal, President, PSG Brands, Performance Sports Group. “We continue to focus our efforts on taking the necessary steps to bring this exciting and promising new product to athletes around the world.”
In the football study, published by the British Journal of Sports Medicine, researchers followed a group of Cincinnati high school players throughout the 2015 football season and utilized diffusion tensor imaging (DTI) to measure microstructure changes in the white matter of each player’s brain.  The brain’s white matter connects the processing centers within the brain. Players not wearing the device showed statistically significant alterations to the brain’s white matter. Those players wearing the device showed no statistically significant alterations in white matter over the entire season. The two groups sustained similar levels of contact during the season, according to data collected by helmet-mounted accelerometers.
The hockey study, published in Frontiers in Neurology, was the first study to measure the effectiveness of the device on athletes. Although a smaller sample size, the study of a group of Cincinnati high school hockey players throughout the 2014 season showed compelling results and paved the way for the larger football study. Like the football study, participants in the hockey study were scanned utilizing DTI imaging before, during and after the season. None of the players who wore the device showed any statistically significant changes in white matter of the brain, while all of the players who did not wear the device displayed disruption in white matter.
“These groundbreaking studies show that wearing the device appears to reduce injury to the brain resulting from sports-related blows to the head,” said Tom Hoey, Co-Founder of Q30 Innovations, which maintains the licensing rights to the technology outside of sports and athletic activities. “These are important findings that warrant continued research of this potential major advance in reducing the occurrence of brain injury, not only in sports, but also for the military and industrial settings.”
In addition to the study results, Performance Sports Group announced its anticipated launch of the device in Canada during spring/summer of 2017. The Company will then proceed to make the product available in additional countries, including the United States, after it receives the requisite approval from the U.S. Food and Drug Administration and other applicable regulatory authorities throughout the world.
To access the full studies, visit the links below.
British Journal of Sports Medicine – http://m.bjsm.bmj.com/content/early/2016/06/15/bjsports-2016-096134
Frontiers in Neurology - http://journal.frontiersin.org/article/10.3389/fneur.2016.00074/full

About Performance Sports Group Ltd.
Performance Sports Group Ltd. (NYSE: PSG) (TSX: PSG) is a leading developer and manufacturer of  ice hockey, roller hockey, lacrosse, baseball and softball sports equipment, as well as related apparel and soccer apparel. The Company is the global leader in hockey with the strongest and most recognized brand, and is a leader in North America in baseball and softball. Its products are marketed under the BAUER, MISSION, MAVERIK, CASCADE, INARIA, COMBAT and EASTON brand names and are distributed by sales representatives and independent distributors throughout the world. In addition, the Company distributes its hockey products through its Burlington, Massachusetts and Bloomington, Minnesota Own The Moment Hockey Experience retail stores. Performance Sports Group is a member of the Russell 2000 and 3000 Indexes, as well as the S&P/TSX Composite Index. For more information on the Company, please visit www.PerformanceSportsGroup.com.

About Q30 Innovations
A global company based in Westport, Conn., Q30 Innovations, LLC, uses independent scientific research and innovative thinking to design products intended to reduce traumatic brain injury in athletes, soldiers, and industry workers. Products using Q30’s technology have not yet received regulatory approval and are not available for purchase in the United States.

Caution Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of applicable securities laws including with respect to, among other things, the Company’s use of Q30 Sports LLC’s patent and technology assets in the development of products that are intended to reduce the incidence of mild traumatic brain injury in sports and athletic activities, obtaining and maintaining approvals from applicable regulatory authorities, including the U.S. Food and Drug Administration that are necessary to market and sell products containing the applicable licensed patent and technology assets, the anticipated launch of the C-shaped neck collar device in Canada during spring/summer of 2017, and the Company’s plans to bring the C-shaped neck collar device to market in additional countries, including the United States upon receipt of the requisite approvals from the U.S. Food and Drug Administration and other applicable regulatory authorities throughout the world. The words “may,” “will,” “would,” “should,” “could,” “expects,” “plans,” “intends,” “trends,” “indications,” “anticipates,” “believes,” “estimates,” “predicts,” “likely” or “potential” or the negative or other variations of these words or other comparable words or phrases, are intended to identify forward-looking statements.
Forward-looking statements, by their nature, are based on assumptions, which, although considered reasonable by the Company at the time of preparation, may prove to be incorrect, and are subject to important risks and uncertainties. Many factors could cause the Company’s actual results to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, the following factors: inability to maintain and enhance brands, inability to introduce new and innovative products, intense competition in the sporting equipment and apparel industries, inability to own, enforce, defend and protect intellectual property rights worldwide, costs associated with potential lawsuits to enforce, defend or protect intellectual property rights, inability to protect the Company’s brands and rights to use such brands, infringement of intellectual property rights of others, inability to translate booking orders into realized sales, including risks associated with changes in the mix or timing of orders placed by customers, seasonal fluctuations in the Company’s operating results and the trading price of the Company’s common shares, decrease in popularity of ice hockey, baseball and softball, roller hockey or lacrosse, reduced popularity of the National Hockey League, Major League Baseball or other professional or amateur leagues in sports in which the Company’s products are used, adverse publicity in respect of athletes who use the Company’s products or the sports in which the Company’s products are used, inability to ensure that third-party suppliers will meet quality and regulatory standards, reliance on third-party suppliers and manufacturers, disruption of distribution systems, loss of significant customers or suppliers, loss of key customers’ business due to customer consolidation, losses resulting from customer insolvency events, changes in the sales mix towards larger customers, cost of raw materials, shipping costs and other cost pressures, risks associated with doing business abroad, inability to expand into international market segments, inability to accurately forecast demand for products, inventory shrinkage, excess inventory due to inaccurate demand forecasts, product liability, warranty and recall claims, inability to successfully design products that satisfy testing protocols and standards established by testing and athletic governing bodies, inability to obtain and maintain necessary approvals in respect of products that may be considered medical devices, inability to successfully open and operate Own The Moment Hockey Experience retail stores, inability to successfully implement the Company’s strategic initiatives on anticipated timelines, including the Company’s profitability improvement initiative, risks associated with the Company’s third-party suppliers and manufacturers failing to manufacture products that comply with all applicable laws and regulations, inability to source merchandise profitably in the event new trade restrictions are imposed or existing trade restrictions become more burdensome, departure of senior executives or other key personnel with specialized market knowledge and technical skills, litigation, including certain class action lawsuits, employment or union-related disputes, disruption of information technology systems, including damage from computer viruses, unauthorized access, cyberattack and other security vulnerabilities, potential environmental liabilities, restrictive covenants in the Company’s credit facilities, increasing levels of indebtedness, inability to generate sufficient cash to fund operations or service the Company’s indebtedness, failure to make, integrate, and maintain new acquisitions, inability to realize growth opportunities or cost synergies that are anticipated to result from new acquisitions such as (i) the acquisition of exclusive and perpetual licensing rights in technology assets from Q30 Sports, LLC, (ii) the purchase of a non-controlling interest in Q30 Sports Science, LLC, and (iii) Easton Hockey, undisclosed liabilities acquired pursuant to recent acquisitions, volatility in the market price for the Company’s common shares, possibility that the Company will need additional capital in the future, incurrence of additional expenses as a result of the loss of the Company’s foreign private issuer status, assertion that the acquisition of the Bauer Hockey business at the time of the Canadian initial public offering of Common Shares completed on March 10, 2011 was an inversion transaction, the Company’s current intention not to pay cash dividends, dependence on the performance of subsidiaries given the Company’s status as a holding company, potential inability of investors to enforce judgments against the Company and its directors, fluctuations in the value of certain foreign currencies, including the Canadian dollar, in relation to the U.S. dollar, and other world currencies, general adverse economic and market conditions, changes in government regulations, including tax laws and unanticipated tax liabilities and natural disasters and geo-political events, as well as the factors identified in the “Risk Factors” sections of the Company’s annual report on Form 10-K and quarterly report on Form 10-Q dated April 14, 2016, which are available on EDGAR at www.sec.gov, on SEDAR at www.sedar.com, and on the Company’s website at www.performancesportsgroup.com.
Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not intend and undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact:
Steve Jones
Sr. Director, Corporate Communications
Tel 1-603-430-2111
media@performancesportsgroup.com

Investor Relations:
Liolios Group Inc.
Cody Slach
Tel 1-949-574-3860
PSG@liolios.com